UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 18, 2012

RESOURCES CONNECTION, INC.

Delaware	0-32113	33-0832424
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17101 Armstrong Avenue, Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(714) 430-6400

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

Resources Connection, Inc.’s (the "Company") Annual Meeting of Stockholders (the "Meeting") was held on October 18, 2012. As of the record date of August 20, 2012, there were 41,467,227 shares of Common Stock outstanding and entitled to vote. Of this amount, 39,645,068 shares, representing approximately 96% of the number of shares outstanding and entitled to vote were represented in person or by proxy constituting a quorum. Set forth below are the results from the proposals presented for a stockholder vote at the meeting.

Proposal 1: To elect four directors to serve for a term expiring at the Company’s annual meeting in 2015:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Susan Crawford	35,920,703	59,469	3,664,896
Donald Murray	35,442,906	537,266	3,664,896
A. Robert Pisano	35,497,926	482,246	3,664,896
Michael Wargotz	35,499,778	480,394	3,664,896

Proposal 2: To ratify the engagement of McGladrey LLP, as the Company’s independent registered public accounting firm for fiscal year 2013:

Votes For	Votes Against	Abstain	Broker Non-Votes
39,573,546	55,302	16,220	0

Proposal 3: To approve, in an advisory (non-binding) vote, the compensation of the named executive officers:

Votes For	Votes Against	Abstain	Broker Non-Votes
34,768,333	1,164,194	47,643	3,664,898

Item 8.01 Other Events.

On October 18, 2012, the board of directors of Resources Connection, Inc. (“Resources” or “the Company”) declared a regular quarterly dividend of $.06 per share on the Company’s common stock.  The dividend is payable on December 13, 2012, to stockholders of record at the close of business on November 15, 2012.  The Company’s board of directors will assess and approve future dividends quarterly.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

Exhibit 99.1	Press Release entitled “Resources Global Professionals Announces Dividend Payment Date,” issued October 23, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOURCES CONNECTION, INC.

Date: October 23, 2012
By: /s/ Donald B. Murray

Donald B. Murray
Chief Executive Officer